                                                                      EXHIBIT 21


                             LIST OF SUBSIDIARIES OF
                        LAZARE KAPLAN INTERNATIONAL INC.


         NAME                                                 ORGANIZED UNDER LAWS OF
         ----                                                 -----------------------
         Lazare Kaplan Europe Inc.                                     Delaware
         Lazare Kaplan Belgium, N.V.                                   Belgium
         Lazare Kaplan Japan Inc. (Tokyo Branch)                       Japan
         Pegasus Overseas Ltd.                                         Bahamas
         Pegasus Overseas LLC                                          Delaware
         POCL Bvba                                                     Belgium
         POCL, N.V                                                     Belgium
         Bellataire Diamonds Inc.                                      Delaware